EXHIBIT 32

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Reed’s Inc. (the "Company") on Form 10-KSB/A for the year ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Christopher J. Reed, Chief Executive Officer, President and Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Christopher J. Reed

Christopher J. Reed,
Chief Executive Officer, President
and Chief Financial Officer

July 27, 2006